UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2012

VIGGLE INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(212)  231-0092
(Registrant’s Telephone Number, including Area Code)

Function(x) Inc., 159 East 70th Street, New York, New York 10021
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Principal Officers; Compensatory Arrangements of Certain Officers.

Effective June 18, 2012, Janet Scardino was removed as a director of the Company.  A successor director to Ms. Scardino was not named.  Effective June 19, 2012, the Board of Directors reduced the number of Board members from eight to seven.

Effective June 19, 2012, Janet Scardino was removed as Chief Executive Officer of the Company.

Effective June 19, 2012, Robert F.X. Sillerman, the Executive Chairman of the Company, was appointed Chief Executive Officer of the Company by the Board of Directors.  The terms of Mr. Sillerman’s employment agreement with the Company will not change in connection with this appointment and the following information is incorporated by reference to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on September 28, 2011, for the year ended June 30, 2011:

●	Biographical and other background information regarding Mr. Sillerman under the caption “Directors and Executive Officers” in Item 10;

●	Information regarding Mr. Sillerman’s compensation and employment agreement under the caption “Executive Compensation” in Item 11; and

●	Related party transactions under the caption “Certain Relationships and Related Transactions, and Director Independence” in Item 13.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGGLE INC.

Date: June 22, 2012	By:	/s/ Mitchell J. Nelson
	Name:	Mitchell J. Nelson
	Title:	Executive Vice President

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